Exhibit 99.3
Incoming, Inc
UNAUDITED PRO FORMA BALANCE SHEET
June 30, 2010

	Historical
	Incoming, inc	North American Bio-Energies, LLC	Pro Forma Adjustments		Pro Forma
	May 31, 2010	June 30, 2010
ASSETS
CURRENT ASSETS
Cash	$3,842	$3,655	$-		$7,497
Accounts Receivable	8,550	8,748	-		8,550
Accounts Receivable - Related Party	797	105,548	-		115,093
Prepaid Expenses	-	20,438	-		20,438
Tax Credit Receivable	-	176,988	-		176,988
Inventory	-	95,320	-		95,320
Deferred Offering Costs	10,000	-	-		10,000
Prepaid Expenses	2,400	-	-		2,400
TOTAL	25,589	410,697	-		436,286
Construction in Progress	-	294,074	-		294,074
Property and Equipment, net	-	205,804	748,273	(1)	954,077
Goodwill	-	-	466,808	(1)	466,808
TOTAL ASSETS	$25,589	$910,575	$1,215,081		$2,151,245

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$16,180	$240,085	$-		$256,265
Accrued Liabilities	-	6,365	-		6,365
Short Term Debt	-	54,517	-		54,517
Accounts Payable - Related party	12,016	-	-		12,016
Short Term Debt - Related Parties	160,510	97,500	-		258,010
TOTAL	188,706	398,467	-		587,173
Long-term Debt	-	212,489	-		212,489
TOTAL LIABILITIES	188,706	610,956	-		799,662

STOCKHOLDERS' EQUITY (DEFICIT)
Capital Stock $.001 par, 75,000,000 shares authorized,0,764,000 shares issued and outstanding	10,764	-	2,970	(1)	13,734
Additional paid-in capital	238,677	-	1,511,730	(1)	1,750,407
Other Equity	-	75,943	(75,943	)(1)	-
Retained Earnings (Deficit)	(412,558)	223,676	(223,676	)(1)	(412,558)
Total stockholders' equity (deficit)	(163,117)	299,619	1,215,081		1,351,583
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$25,589	$910,575	$1,215,081		$2,151,245

Pro Forma Adjustments

(1)	To record the issuance of 2,970,000 shares of Incoming, Inc. common stock for the net assets of NABE and record the net assets of NABE at their fair value.

The accompanying notes are an integral part of these financial statements.

Incoming, Inc
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATONS
For the six months ended June 30, 2010

	Historical
	Incoming, Inc	North American Bio-Energies, LLC
	Six Months Ended May 31, 2010	Six Months Ended June 30, 2010	Pro Forma Adjustments	Pro Forma

Revenue	$31,795	$39,058	$-	$70,853
Revenues from related parties	-	330,960	-	330,960
Cost of revenue	2,676	224,286	-	226,962
Depreciation	-	18,877	-	18,877
Gross profit (loss)	29,119	126,855	-	155,974

Operating expenses:
Selling, general and administrative	123,521	24,981	-	148,502
Operating income (loss)	(94,402)	101,874	-	7,472

Other Income (expense)
Interest income	1,893	-	-	1,893
Interest expense	(9,278)	(7,288)	-	(16,566)
Other income	-	4,500	-	4,500
Net income (loss)	$(101,787)	$99,086	$-	$(2,701)

NET INCOME (LOSS) PER COMMON SHARE:
BASIC AND DILUTED:	$(0.01)		$-	$(0.00)

Weighted average number of shares
outstanding: basic and diluted	10,764,000		2,970,000	13,734,000

The accompanying notes are an integral part of these financial statements.

Incoming, Inc
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATONS
For the year ended December 31, 2009

	Historical
	Incoming, Inc	North American Bio-Energies, LLC
	Year Ended November 30, 2009	Year Ended December 31, 2009	Pro Forma Adjustments	Pro Forma

Revenue	$22,985	$158,555	$-	$181,540
Revenue from related parties	-	291,172	-	291,172
Cost of revenue	8,042	502,006	-	510,048
Depreciation	-	45,420		45,420
Gross profit (loss)	14,943	(97,699)	-	(82,756)

Operating expenses:
Selling, general and administrative	270,703	87,272	-	357,975
Depreciation	201	-	-	201
Operating income (loss)	(255,961)	(184,971)	-	(440,932)

Other Income (expense)
Interest income	680	-	-	680
Interest expense	(26,651)	(15,122)	-	(41,773)
Other income	-	163,303	-	163,303
Net income (loss)	$(281,932)	$(36,790)	$-	$(318,722)

NET INCOME (LOSS) PER COMMON SHARE:
BASIC AND DILUTED:	$(0.03)		$-	$(0.03)

Weighted average number of shares
outstanding: basic and diluted	8,616,333		2,970,000	11,586,333

The accompanying notes are an integral part of these financial statements.

Notes to unaudited pro forma financial statements

NOTE 1 — Basis of Presentation

The unaudited pro forma consolidated balance sheet as of June 30, 2010 was based on the unaudited balance sheet of Incoming, Inc. (“the Company”) as of May 31, 2010 and the unaudited balance sheet of North American Bio Energies, LLC (“NABE”) as of June 30, 2010 combined with pro forma adjustments to give effect to the NABE acquisition as if it occurred on June 30, 2010.

The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2010 was based on the unaudited statement of operations of the Company for the six months ended May 31, 2010 and the unaudited statement of operations of NABE for the six months ended June 30, 2010, together with pro forma adjustments to give effect to the acquisition as if it occurred on December 1, 2009.

The unaudited pro forma statement of operations for the year ended December 31, 2009 was based on the audited statement of operations of the Company for the year ended November 30, 2009 and the audited statement of operations of NABE for the year ended December 31, 2009, together with pro forma adjustments to give effect to the acquisition as if it occurred on December 1, 2008.

These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company’s results of operations or financial position would have been if such transactions had occurred on the above mentioned dates. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

NOTE 2 - Acquisition of North American Bio-Energies, LLC (“NABE”)

On August 23, 2010, the Company acquired NABE for 2,970,000 shares of common stock valued at $1,514,700.  The preliminary purchase price allocation (which is not finalized) is summarized as follows:

Cost of the acquisition:	$1,514,700

Allocation of the purchase price:
Cash	$3,655
Accounts receivable	114,296
Prepaid expenses	20,438
Inventory	95,320
Tax credit receivable	176,988
Property, plant and equipment, net	954,077
Construction in progress	294,074
Accounts payable	(240,085)
Accrued liabilities	(6,365)
Long-term debt	(267,006)
Related party debt	(97,500)
Goodwill	466,808
$1,514,700